                                                                           Final


                                                                       EXHIBIT 2





                      AGREEMENT AND PLAN OF SHARE EXCHANGE

                                 BY AND BETWEEN

                           FIRST SECURITY GROUP, INC.

                                       AND

                                FIRST STATE BANK













                           DATED AS OF MARCH 13, 2002

                                TABLE OF CONTENTS

                                                                                                                   PAGE
                                                                                                                   ----
ARTICLE 1........................................................................................................    5

TRANSACTIONS AND TERMS OF THE SHARE EXCHANGE......................................................................   5

   1.1      SHARE EXCHANGE........................................................................................   5
   1.2      TIME AND PLACE OF CLOSING.............................................................................   6
   1.3      EFFECTIVE TIME........................................................................................   6

ARTICLE 2.........................................................................................................   6

TERMS OF SHARE EXCHANGE...........................................................................................   6

   2.1      CHARTER...............................................................................................   6
   2.2      BYLAWS................................................................................................   6
   2.3      DIRECTORS AND OFFICERS................................................................................   6

ARTICLE 3.........................................................................................................   7

EXCHANGE OF SHARES................................................................................................   7

   3.1      EXCHANGE OF SHARES....................................................................................   7
   3.2      SHARES HELD BY SELLER OR BUYER........................................................................   7
   3.3      DISSENTING SHAREHOLDERS...............................................................................   7
   3.4      DEDUCTIONS FOR TAXES..................................................................................   7
   3.5      ESCHEAT...............................................................................................   8
   3.6      RIGHTS OF FORMER SELLER SHAREHOLDERS..................................................................   8

ARTICLE 4.........................................................................................................   8

REPRESENTATIONS AND WARRANTIES OF SELLER..........................................................................   8

   4.1      ORGANIZATION, STANDING, AND POWER.....................................................................   8
   4.2      AUTHORITY OF SELLER; NO BREACH BY AGREEMENT...........................................................   9
   4.3      CAPITAL STOCK.........................................................................................  10
   4.4      SELLER SUBSIDIARIES...................................................................................  10
   4.5      FINANCIAL STATEMENTS..................................................................................  11
   4.6      ABSENCE OF UNDISCLOSED LIABILITIES....................................................................  11
   4.7      ABSENCE OF CERTAIN CHANGES OR EVENTS..................................................................  12
   4.8      TAX MATTERS...........................................................................................  12
   4.9      ALLOWANCE FOR POSSIBLE LOAN LOSSES....................................................................  13
  4.10      ASSETS................................................................................................  14
  4.11      INTELLECTUAL PROPERTY.................................................................................  14
  4.12      ENVIRONMENTAL MATTERS.................................................................................  15
  4.13      COMPLIANCE WITH LAWS..................................................................................  15
  4.14      LABOR RELATIONS.......................................................................................  16
  4.15      EMPLOYEE BENEFIT PLANS................................................................................  16
  4.16      PRIVACY OF CUSTOMER INFORMATION.......................................................................  18

  4.17      LEGAL PROCEEDINGS....................................................................................    19
  4.18      REPORTS..............................................................................................    19
  4.19      STATEMENTS TRUE AND CORRECT..........................................................................    19
  4.20      ACCOUNTING, TAX, AND REGULATORY MATTERS..............................................................    20
  4.21      STATE TAKEOVER LAWS..................................................................................    20
  4.22      CHARTER PROVISIONS...................................................................................    20
  4.23      SHAREHOLDER SUPPORT AGREEMENTS.......................................................................    20
  4.24      OPINION OF FINANCIAL ADVISOR.........................................................................    20
  4.25      BOARD RECOMMENDATION.................................................................................    20
  4.26      USA PATRIOT ACT COMPLIANCE...........................................................................    21

ARTICLE 5........................................................................................................    21

REPRESENTATIONS AND WARRANTIES OF BUYER..........................................................................    21

   5.1      ORGANIZATION, STANDING, AND POWER....................................................................    21
   5.2      AUTHORITY; NO BREACH BY AGREEMENT....................................................................    21
   5.3      CAPITAL STOCK........................................................................................    22
   5.4      BUYER SUBSIDIARIES...................................................................................    22
   5.5      SEC FILINGS; FINANCIAL STATEMENTS....................................................................    22
   5.6      ABSENCE OF UNDISCLOSED LIABILITIES...................................................................    23
   5.7      ABSENCE OF CERTAIN CHANGES OR EVENTS.................................................................    23
   5.8      TAX MATTERS..........................................................................................    24
   5.9      ALLOWANCE FOR POSSIBLE LOAN LOSSES...................................................................    24
  5.10      INTELLECTUAL PROPERTY................................................................................    24
  5.11      ENVIRONMENTAL MATTERS................................................................................    25
  5.12      COMPLIANCE WITH LAWS.................................................................................    25
  5.13      EMPLOYEE BENEFIT PLANS...............................................................................    25
  5.14      LEGAL PROCEEDINGS....................................................................................    27
  5.15      REPORTS..............................................................................................    27
  5.16      STATEMENTS TRUE AND CORRECT..........................................................................    27
  5.17      ACCOUNTING, TAX AND REGULATORY MATTERS...............................................................    28

ARTICLE 6........................................................................................................    28

CONDUCT OF BUSINESS PENDING CONSUMMATION.........................................................................    28

   6.1      AFFIRMATIVE COVENANTS OF SELLER......................................................................    28
   6.2      NEGATIVE COVENANTS OF SELLER.........................................................................    28
   6.3      COVENANTS OF BUYER...................................................................................    30
   6.4      ADVERSE CHANGES IN CONDITION.........................................................................    30
   6.5      REPORTS..............................................................................................    30

ARTICLE 7........................................................................................................    31


ADDITIONAL AGREEMENTS............................................................................................    31

   7.1      PRIVATE PLACEMENT MEMORANDUM; SHAREHOLDER APPROVAL...................................................    31
   7.2      OTHER OFFERS, ETC....................................................................................    31
   7.3      CONSENTS OF REGULATORY AUTHORITIES...................................................................    32

   7.4      FILINGS WITH STATE OFFICES...........................................................................    32
   7.5      AGREEMENT AS TO EFFORTS TO CONSUMMATE................................................................    32
   7.6      INVESTIGATION AND CONFIDENTIALITY....................................................................    33
   7.7      PRESS RELEASES.......................................................................................    33
   7.8      STATE TAKEOVER LAWS..................................................................................    34
   7.9      CHARTER PROVISIONS...................................................................................    34
  7.10      EMPLOYEE BENEFITS AND CONTRACTS......................................................................    34
  7.11      INDEMNIFICATION......................................................................................    34
  7.12      BOARD MEETINGS.......................................................................................    36
  7.13      ACCOUNTING POLICIES..................................................................................    36
  7.14      DELIVERY OF SELLER DISCLOSURE MEMORANDUM.............................................................    36
  7.15      AUDITS...............................................................................................    36

ARTICLE 8........................................................................................................    36

CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE................................................................    36

   8.1      CONDITIONS TO OBLIGATIONS OF EACH PARTY..............................................................    36
   8.2      CONDITIONS TO OBLIGATIONS OF BUYER...................................................................    37
   8.3      CONDITIONS TO OBLIGATIONS OF SELLER..................................................................    38

ARTICLE 9........................................................................................................    39

TERMINATION......................................................................................................    39

   9.1      TERMINATION..........................................................................................    39
   9.2      EFFECT OF TERMINATION................................................................................    40
   9.3      NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS........................................................    40

ARTICLE 10.......................................................................................................    41

MISCELLANEOUS....................................................................................................    41

   10.1     DEFINITIONS..........................................................................................    41
   10.2     EXPENSES.............................................................................................    49
   10.3     BROKERS AND FINDERS..................................................................................    49
   10.4     ENTIRE AGREEMENT.....................................................................................    49
   10.5     AMENDMENTS...........................................................................................    50
   10.6     WAIVERS..............................................................................................    50
   10.7     ASSIGNMENT...........................................................................................    50
   10.8     NOTICES..............................................................................................    51
   10.9     GOVERNING LAW........................................................................................    51
  10.10     COUNTERPARTS.........................................................................................    52
  10.11     CAPTIONS; ARTICLES AND SECTIONS......................................................................    52
  10.12     INTERPRETATIONS......................................................................................    52
  10.13     ENFORCEMENT OF AGREEMENT.............................................................................    52
  10.14     SEVERABILITY.........................................................................................    52

                                  EXHIBIT INDEX

Exhibit     Description                                                                                     Page
-------     -----------                                                                                     ----
Exhibit 1   Form of Plan of Exchange.......................................................................  55
Exhibit 2   Form of Shareholder Support Agreements.........................................................  56
Exhibit 3   Form of Opinion of Seller Counsel..............................................................  57
Exhibit 4   Form of Opinion of Buyer Counsel...............................................................  58

                      AGREEMENT AND PLAN OF SHARE EXCHANGE

         THIS AGREEMENT AND PLAN OF SHARE EXCHANGE (this "Agreement") is made and entered into as of March 13, 2002, by and between First Security Group, Inc. ("Buyer"), a Tennessee corporation; and First State Bank ("Seller"), a Tennessee state-chartered bank.

                                    PREAMBLE

         The respective Boards of Directors of Seller and Buyer are of the opinion that the transactions described herein are in the best interests of the Parties to this Agreement and their respective shareholders. This Agreement provides for the acquisition of Seller by Buyer pursuant to a statutory share exchange (the "Share Exchange") as provided in the TBCA (as defined below), and as otherwise set forth in the Plan of Exchange in substantially the form of
Exhibit 1 ("Plan of Exchange"). At the effective time of such Share Exchange, all outstanding shares of the capital stock of Seller shall be converted into the right to receive a cash payment from Buyer. As a result, Seller shall continue to conduct its business and operations as a wholly owned subsidiary of Buyer. The transactions described in this Agreement are subject to the approvals of the shareholders of Seller applicable Regulatory Authorities , and the satisfaction of the other conditions provided in this Agreement.

         Concurrently with the execution and delivery of this Agreement, as a condition and inducement to Buyer's willingness to enter into this Agreement, certain of the holders of the outstanding shares of Seller Common Stock have executed and delivered to Buyer an agreement in substantially the form of
Exhibit 2 (the "Shareholder Support Agreements"), pursuant to which they have agreed, among other things, subject to the terms of such Shareholder Support Agreement, to vote the shares of Seller Common Stock over which such Persons have voting power to approve and adopt this Agreement.

         Certain capitalized terms used in this Agreement are defined in Section
10.1 of this Agreement.

         NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the Parties agree as follows:

                                   ARTICLE 1.

                  TRANSACTIONS AND TERMS OF THE SHARE EXCHANGE

1.1      SHARE EXCHANGE.

         Subject to the terms and conditions of this Agreement, at the Effective Time and in accordance with the provisions of Section 48-21-103 of the Tennessee Business Corporation Act (the "TBCA") and with the effect provided in Section 48-21-108 of the TBCA, Seller shall become a wholly owned subsidiary of Buyer through the Share Exchange. The separate corporate existence of each of Buyer and Seller shall continue following the Share Exchange.

1.2      TIME AND PLACE OF CLOSING.

         The closing of the transactions contemplated hereby (the "Closing") will take place at 9:00 A.M. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as the Parties, acting through their authorized officers, may mutually agree. The Closing shall be held at such location as may be mutually agreed upon by the Parties.

1.3      EFFECTIVE TIME.

         The Share Exchange and other transactions contemplated by this Agreement shall become effective on the date and at the time the Plan of Exchange reflecting the Share Exchange shall become effective with the Secretary of State of the State of Tennessee (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the authorized officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on the last business day of the month in which occurs the last to occur of: (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Share Exchange, and (ii) the date on which the shareholders of Seller approve this Agreement to the extent such approval is required by applicable Law or such later date within 30 days thereof as may be specified by Buyer.

                                   ARTICLE 2.

                             TERMS OF SHARE EXCHANGE

2.1      CHARTER.

         The Charter of Seller in effect immediately prior to the Effective Time shall be the Charter of the Seller after the Effective Time until duly amended or repealed.

2.2      BYLAWS.

         The Bylaws of Seller in effect immediately prior to the Effective Time shall be the Bylaws of the Seller after the Effective Time until duly amended or repealed.

2.3      DIRECTORS AND OFFICERS.

         The directors of Seller in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Seller from and after the Effective Time in accordance with the Bylaws of the Seller except that Maxine McManus will resign both as Chairman and as a director of the Seller at the Effective Time. The officers of Seller in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Seller from and after the Effective Time in accordance with the Bylaws of the Seller.

                                   ARTICLE 3.

                               EXCHANGE OF SHARES

3.1      EXCHANGE OF SHARES.

         Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Share Exchange and without any action on the part of Buyer, Seller or the shareholders of any of the foregoing, the shares of Seller Common Stock, excluding shares held by shareholders who perfect their statutory dissenters' rights as provided in Section 3.3 or those shares that are to be cancelled pursuant to Section 3.2, issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive a cash payment ("Cash Payment") equal to $191.60 per share without interest, except as expressly provided in this subsection 3.1(b). If the Closing is delayed beyond May 31, 2002, each share of Seller Common Stock shall also entitle the holder to interest equal to the amount per share calculated by multiplying (i) the Cash Payment by (ii) 6% per annum times (iii) the actual number of days between June 1, 2002 and the Closing divided by 365.

3.2      SHARES HELD BY SELLER OR BUYER.

         Each of the shares of Seller Common Stock held by any Seller Entity or by any Buyer Entity, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

3.3      DISSENTING SHAREHOLDERS.

         Any holder of shares of Seller Common Stock who perfects such holder's dissenters' rights in accordance with and as contemplated by Section 45-2-1309 of the Tennessee Banking Act and Sections 48-23-101 et seq. of the TBCA shall be entitled to receive from the Seller the value of such shares in cash as determined pursuant to such provision of Law; provided, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with the applicable provisions of the TBCA and surrendered to Seller the certificate or certificates representing the shares for which payment is being made. In the event that after the Effective Time a dissenting shareholder of Seller fails to perfect, or effectively withdraws or loses, such holder's right to appraisal of and payment for such holder's shares, Buyer shall issue and deliver the consideration to which such holder of shares of Seller Common Stock is entitled under this Section 3.3 (without interest) upon surrender by such holder of the certificate or certificates representing the shares of Seller Common Stock held by such holder.

3.4      DEDUCTIONS FOR TAXES.

         Each of Buyer and the Seller shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Seller Common Stock such amounts, if any, as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code or any provision of state, local or foreign Tax Law. To the extent that any amounts are so withheld by Buyer or the Seller, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Seller Common Stock in respect of which such deduction and withholding was made by Buyer or the Seller as the case may be.

3.5      ESCHEAT.

         Any other provision of this Agreement notwithstanding, neither Buyer or the Seller shall be liable to a holder of Seller Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar Law.

3.6      RIGHTS OF FORMER SELLER SHAREHOLDERS.

         At the Effective Time, the stock transfer books of Seller shall be closed as to holders of Seller Common Stock immediately prior to the Effective Time and no transfer of Seller Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 3.1, each Certificate theretofore representing shares of Seller Common Stock (other than shares to be canceled pursuant to Sections 3.2 or as to which statutory dissenters' rights have been perfected as provided in
Section 3.3) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Section 3.1 in exchange therefor, subject, however, to the Seller's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by Seller in respect of such shares of Seller Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time.

                                   ARTICLE 4.

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to Buyer as follows:

4.1      ORGANIZATION, STANDING, AND POWER.

         Seller is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Tennessee, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. Seller is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Seller Material Adverse Effect. The minute book and other organizational documents for Seller have been made available to Buyer for its review and, except as disclosed in Section 4.1 of the Seller Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors (including any committees of the Board of Directors) and shareholders thereof.

4.2      AUTHORITY OF SELLER; NO BREACH BY AGREEMENT.

         (a) Seller has the corporate power and authority necessary to execute, deliver, and, other than with respect to the Share Exchange, perform this Agreement, and with respect to the Share Exchange, upon the adoption and approval of this Agreement and the Share Exchange by Seller's shareholders in accordance with this Agreement and Tennessee law, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Share Exchange, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Seller, subject to the approval and adoption of this Agreement by the holders of a majority of the outstanding shares of Seller Common Stock as contemplated by Section 8.1(a), which is the only shareholder vote required for approval of this Agreement and consummation of the Share Exchange by Buyer and Seller. Subject to such requisite shareholder approval, this Agreement represents a legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

         (b) Neither the execution and delivery of this Agreement by Seller, nor the consummation by Seller of the transactions contemplated hereby, nor compliance by Seller with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Seller's Charter or Bylaws or the certificate or Charter or bylaws of any Seller Subsidiary or any resolution adopted by the board of directors or the shareholders of any Seller Entity, or
(ii) except as disclosed in Section 4.2(b) of the Seller Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Seller Entity under, any Contract or Permit of any Seller Entity, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Seller Material Adverse Effect, or, (iii) subject to receipt of the requisite Consents referred to in Section 8.1(c), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any Seller Entity or any of their respective material Assets (including any Buyer Entity or any Seller Entity becoming subject to or liable for the payment of any Tax or any of the Assets owned by any Buyer Entity or any Seller Entity being reassessed or revalued by any Regulatory Authority).

         (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Seller Material Adverse Effect, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Seller of the Share Exchange and the other transactions contemplated in this Agreement.

4.3      CAPITAL STOCK.

         (a) The authorized capital stock of Seller consists of 50,000 shares of Seller Common Stock, of which 42,275 shares are issued and outstanding as of the date of this Agreement and not more than 42,275 shares will be issued and outstanding at the Effective Time. All of the issued and outstanding shares of Seller Common Stock are duly and validly issued and outstanding and are fully paid and nonassessable. None of the outstanding shares Seller Common Stock has been issued in violation of any preemptive rights of the current or past shareholders of Seller.

         (b) Except as set forth in Section 4.3(a), there are no shares of capital stock or other equity securities of Seller outstanding and no outstanding Equity Rights relating to the capital stock of Seller. Except as specifically contemplated by this Agreement, no Person has any Contract or any right or privilege (whether pre-emptive or contractual) capable of becoming a Contract or Equity Right for the purchase, subscription or issuance of any securities of Seller.

4.4      SELLER SUBSIDIARIES.

         Seller has disclosed in Section 4.4 of the Seller Disclosure Memorandum each of the Seller Subsidiaries that is a corporation (identifying its jurisdiction of incorporation, each jurisdiction in which it is qualified and/or licensed to transact business, and the number of shares owned and percentage ownership interest represented by such share ownership) and each of the Seller Subsidiaries that is a general or limited partnership, limited liability company, or other non-corporate entity (identifying the Law under which such entity is organized, each jurisdiction in which it is qualified and/or licensed to transact business, and the amount and nature of the ownership interest therein). Except as disclosed in Section 4.4 of the Seller Disclosure Memorandum, Seller or one of its wholly owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each Seller Subsidiary. No capital stock (or other equity interest) of any Seller Subsidiary is or may become required to be issued (other than to another Seller Entity) by reason of any Equity Rights, and there are no Contracts by which any Seller Subsidiary is bound to issue (other than to another Seller Entity) additional shares of its capital stock (or other equity interests) or Equity Rights or by which any Seller Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of any Seller Subsidiary (other than to another Seller Entity). There are no Contracts relating to the rights of any Seller Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of any Seller Subsidiary. All of the shares of capital stock (or other equity interests) of each Seller Subsidiary held by a Seller Entity are fully paid and (except pursuant to 12 U.S.C. Section 55 in the case of national banks and comparable, applicable state Law, if any, in the case of state depository institutions) nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the Seller Entity free and clear of any Lien. Except as disclosed in Section 4.4 of the Seller Disclosure Memorandum, each Seller Subsidiary is either a bank, a savings association, or a corporation, limited liability company, limited partnership or limited liability partnership, and each such Subsidiary is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each Seller Subsidiary is duly qualified or licensed to transact business as a foreign entity in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Seller Material Adverse Effect. Each Seller Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund. The minute book and other organizational documents for each Seller Subsidiary have been made available to Buyer for its review, and, except as disclosed in Section 4.4 of the Seller Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

4.5      FINANCIAL STATEMENTS.

         Seller has included in Section 4.5 of the Seller Disclosure Memorandum all Seller Financial Statements for periods ended prior to the date hereof and will deliver to Buyer copies of all Seller Financial Statements prepared subsequent to the date hereof. The Seller Financial Statements (as of the dates thereof and for the periods covered thereby) (i) are and will be in accordance with the books and records of the Seller Entities, which are and will be, complete and correct and which have been and will be maintained in accordance with good business practices, and (ii) present or will present, as the case may be, fairly in all material respects the financial position of the Seller Companies as of the dates indicated and the results of operations, changes in shareholders' equity, and cash flows of the Seller Entities for the periods indicated, in accordance with GAAP (subject to exceptions as to consistency specified therein, requirements of the FFIEC in the case of Call Reports, or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not material in amount or effect).

4.6      ABSENCE OF UNDISCLOSED LIABILITIES.

         No Seller Entity has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Seller Material Adverse Effect, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Seller as of December 31, 2001, included in the Seller Financial Statements delivered prior to the date of this Agreement or reflected in the notes thereto. No Seller Entity has incurred or paid any Liability since December 31, 2001, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Seller Material Adverse Effect or (ii) in connection with the transactions contemplated by this Agreement. Except as disclosed in Section 4.6 of the Seller Disclosure Memorandum, no Seller Entity is directly or indirectly liable, by guarantee, indemnity, or otherwise, upon or with respect to, or obligated, by discount or repurchase agreement or in any other way, to provide funds in respect to, or obligated to guarantee or assume any Liability or any Person for any amount in excess of $25,000.

4.7      ABSENCE OF CERTAIN CHANGES OR EVENTS.

         Since December 31, 2001, except as disclosed in Section 4.7 of the Seller Disclosure Memorandum, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Seller Material Adverse Effect, and (ii) none of the Seller Entities has taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Seller provided in Article 6.

4.8      TAX MATTERS.

         (a) All Seller Entities have timely filed with the appropriate Taxing authorities all Tax Returns in all jurisdictions in which Tax Returns are required to be filed, and such Tax Returns are correct and complete in all respects. None of the Seller Entities is the beneficiary of any extension of time within which to file any Tax Return. All Taxes of the Seller Entities (whether or not shown on any Tax Return) have been fully and timely paid. There are no Liens for any Taxes (other than a Lien for current real property or ad valorem Taxes not yet due and payable) on any of the Assets of any of the Seller Entities. No claim has ever been made by an authority in a jurisdiction where any Seller Entity does not file a Tax Return that such Seller Entity may be subject to Taxes by that jurisdiction.

         (b) None of the Seller Entities has received any notice of assessment or proposed assessment in connection with any Taxes, and there are no threatened or pending disputes, claims, audits, assessments, or examinations regarding any Taxes of any Seller Entity or the assets of any Seller Entity. No officer or employee responsible for Tax matters of any Seller Entity expects any Regulatory Authority to assess any additional Taxes for any period for which Tax Returns have been filed. None of the Seller Entities has waived any statute of limitations in respect of any Taxes or agreed to a Tax assessment or deficiency.

         (c) Each Seller Entity has complied with all applicable Laws, rules and regulations relating to the withholding of Taxes and the payment thereof to appropriate authorities, including Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee or independent contractor, and Taxes required to be withheld and paid pursuant to Sections 1441 and 1442 of the Internal Revenue Code or similar provisions under applicable Law.

         (d) The unpaid Taxes of each Seller Entity (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax Liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet (rather than in any notes thereto) for such Seller Entity and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with past custom and practice of the Seller Entities in filing their Tax Returns.

         (e) Except as set forth in Section 4.8 of the Seller Disclosure Memorandum, none of the Seller Entities is a party to any Tax allocation or sharing agreement and none of the Seller Entities has been a member of an affiliated group filing a consolidated federal income Tax

Return (other than a group the common parent of which was Seller) or has any Tax Liability of any Person under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign Law, or as a transferee or successor, by contract or otherwise.

         (f) During the five-year period ending on the date hereof, none of the Seller Entities was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Internal Revenue Code and Seller has never made any election to be taxed as a Subchapter S Corporation under the Internal Revenue Code.

         (g) None of the Seller Entities has made any payments, is obligated to make any payments, or is a party to any contract that could obligate it to make any payments that could be disallowed as a deduction under
Section 280G or 162(m) of the Internal Revenue Code. Seller has not been a United States real property holding corporation within the meaning of Internal Revenue Code Section 897(c)(1)(A)(ii). None of the Seller Entities has been or will be required to include any adjustment in taxable income for any Tax period (or portion thereof) pursuant to Section 481 of the Internal Revenue Code or any comparable provision under state or foreign Tax Laws as a result of transactions or events occurring prior to the Closing. The net operating losses of the Seller Entities are not subject to any limitation on their use under the provisions of Sections 382 or 269 of the Internal Revenue Code or any other provisions of the Internal Revenue Code or the Treasury Regulations dealing with the utilization of net operating losses other than any such limitations as may arise as a result of the consummation of the transactions contemplated by this Agreement.

         (h) Each of the Seller Entities is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code.

         (i) No Seller Entity has or has had in any foreign country a permanent establishment, as defined in any applicable tax treaty or convention between the United States and such foreign country.

4.9      ALLOWANCE FOR POSSIBLE LOAN LOSSES.

         In the opinion of management of Seller, the allowance for possible loan or credit losses (the "Allowance") shown on the balance sheets of Seller included in the most recent Seller Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of Seller included in the Seller Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for all known or reasonably anticipated losses inherent in the loan, lease and securities portfolios (including accrued interest receivables) of the Seller Entities and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the Seller Entities as of the dates thereof.

4.10     ASSETS.

         (a) Except as disclosed in Section 4.10 of the Seller Disclosure Memorandum or as disclosed or reserved against in the Seller Financial Statements delivered prior to the date of this Agreement, the Seller Entities have good and marketable title, free and clear of all Liens, to all of their respective Assets, except for any such Liens or other defects of title which are not reasonably likely to have a Seller Material Adverse Effect. All tangible properties used in the businesses of the Seller Entities are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Seller's past practices.

         (b) All Assets which are material to Seller's business, held under leases or subleases by any of the Seller Entities, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect.

         (c) The Seller Entities currently maintain insurance similar in amounts, scope, and coverage to that maintained by other similar banks in Tennessee. None of the Seller Entities has received notice from any insurance carrier that (i) any policy of insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims for amounts pending under such policies of insurance and no notices of claims in excess of such amounts have been given by any Seller Entity under such policies.

         (d) The Assets of the Seller Entities include all Assets required to operate the business of the Seller Entities as presently conducted.

4.11     INTELLECTUAL PROPERTY.

         Each Seller Entity owns or has a license to use all of the Intellectual Property used by such Seller Entity in the course of its business, including sufficient rights in each copy possessed by each Seller Entity. Seller Entity is the owner of or has a license, with the right to sublicense, to any Intellectual Property sold or licensed to a third party by such Seller Entity in connection with such Seller Entity's business operations, and such Seller Entity has the right to convey by sale or license any Intellectual Property so conveyed. No Seller Entity is in Default under any of its Intellectual Property licenses. No claims or proceedings have been instituted, or are pending or to the Knowledge of Seller threatened, which challenge the rights of Seller with respect to Intellectual Property used, sold or licensed by such Seller Entity in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property. The conduct of the business of the Seller Entities does not infringe any Intellectual Property of any other person. Except as disclosed in Section 4.11 of the Seller Disclosure Memorandum, no officer, director or employee of any Seller Entity is party to any Contract which restricts or prohibits such officer, director or employee from engaging in activities competitive with any Person, including any Seller Entity.

4.12     ENVIRONMENTAL MATTERS.

         (a) To the Knowledge of Seller, each Seller Entity, its Participation Facilities, and its Operating Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Seller Material Adverse Effect.

         (b) To the Knowledge of Seller, there is no Litigation pending or threatened before any court, governmental agency, or authority or other forum in which any Seller Entity or any of its Operating Properties or Participation Facilities has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with or have any Liability under any Environmental Law or (ii) relating to the release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site currently or formerly owned, leased, or operated by any Seller Entity or any of its Operating Properties or Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Seller Material Adverse Effect, nor is there any reasonable basis for any Litigation of a type described in this sentence, except such as is not reasonably likely to have, individually or in the aggregate, a Seller Material Adverse Effect.

         (c) During the period of (i) any Seller Entity's ownership or operation of any of the respective current properties, (ii) any Seller Entity's participation in the management of any Participation Facility, or (iii) any Seller Entity's holding of a security interest in any Operating Property, there have been no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, adjacent to, or affecting (or potentially affecting) such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Seller Material Adverse Effect. Prior to the period of (i) any Seller Entity's ownership or operation of any of their respective current properties, (ii) any Seller Entity's participation in the management of any Participation Facility, or (iii) any Seller Entity's holding of a security interest in any Operating Property, to the Knowledge of Seller, there were no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property, except such as are not reasonably likely to have, individually or in the aggregate, a Seller Material Adverse Effect.

4.13     COMPLIANCE WITH LAWS.

         Seller is duly chartered as a state chartered commercial bank under the laws of Tennessee. Each Seller Entity has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Seller Material Adverse Effect, and there has occurred no Default under any such Permit, other than Defaults which could not reasonably be anticipated to have, individually or in the aggregate, a Seller Material Adverse Effect. Except as disclosed in Section
4.13 of the Seller Disclosure Memorandum, none of the Seller Entities:

         (a) is in Default under any of the provisions of its Charter or Bylaws (or other governing instruments);

         (b) is in Default under any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for Defaults which, individually or in the aggregate, are could not reasonably be anticipated to have, individually or in the aggregate, a Seller Material Adverse Effect; or

         (c) since December 31, 1998, has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Seller Entity is not, or may not be, in compliance with any Laws or Orders, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Seller Material Adverse Effect, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Seller Material Adverse Effect, or (iii) requiring any Seller Entity to enter into or consent to the issuance of a cease and desist order, injunction formal agreement, directive, commitment, or memorandum of understanding, or to adopt any board resolution or similar undertaking, which restricts materially the conduct of its business or in any manner relates to its employment decisions, its employment or safety policies or practices, its capital adequacy, its business, including credit or reserve policies, its management, or the payment of dividends; or

         Copies of all material reports, correspondence, notices and other documents relating to any inspection, audit, monitoring or other form of review or enforcement action by all applicable Regulatory Authorities, other than exam reports subject to Section 45-2-1603 of the Tennessee Banking Act, have been made available to Buyer.

4.14     LABOR RELATIONS.

         No Seller Entity is the subject of any Litigation asserting that it or any other Seller Entity has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or other violation of state or federal labor Law or seeking to compel it or any other Seller Entity to bargain with any labor organization or other employee representative as to wages or conditions of employment, nor is any Seller Entity party to any collective bargaining agreement, nor is there any strike or other labor dispute involving any Seller Entity, pending or threatened, or to the Knowledge of Seller, is there any activity involving any Seller Entity's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

4.15     EMPLOYEE BENEFIT PLANS.

         (a) Seller has disclosed in Section 4.15 of the Seller Disclosure Memorandum, and has delivered or made available to Buyer prior to the execution of this Agreement copies in each case of, all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any Seller Entity or ERISA Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "Seller Benefit Plans"). Any of the Seller Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Seller ERISA Plan." Each Seller ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) is referred to herein as a "Seller Pension Plan." No Seller Pension Plan is or has been a multiemployer plan within the meaning of
Section 3(37) of ERISA.

         (b) All Seller Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Seller Material Adverse Effect. Except as disclosed in Section
4.15 of the Seller Disclosure Memorandum, each Seller ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and Seller is not aware of any circumstances likely to result in revocation of any such favorable determination letter. No Seller Entity has engaged in a transaction with respect to any Seller Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any Seller Entity to a Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Seller Material Adverse Effect.

         (c) To the Knowledge of Seller, no Seller Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 401(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any Seller Pension Plan, (ii) no change in the actuarial assumptions with respect to any Seller Pension Plan, and (iii) no increase in benefits under any Seller Pension as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a Seller Material Adverse Effect or materially adversely affect the funding status of any such plan. Neither any Seller Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any Seller Entity, or the single-employer plan of any entity which is considered one employer with Seller under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or
Section 302 of ERISA, which is reasonably likely to have a Seller Material Adverse Effect. No Seller Entity has provided, or is required to provide, security to a Seller Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code.

         (d) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any Seller Entity with respect to any ongoing, frozen, or terminated single-employer plan or the single-employer plan of any ERISA Affiliate which Liability is reasonably likely to have a Seller Material Adverse Effect. No Seller Entity has incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an

ERISA Affiliate), which Liability is reasonably likely to have a Seller Material Adverse Effect. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Seller Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

         (e) Except as disclosed in Section 4.15 of the Seller Disclosure Memorandum, no Seller Entity has any Liability for retiree health and life benefits under any of the Seller Benefit Plans and there are no restrictions on the rights of such Seller Entity to amend or terminate any such retiree health or benefit Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a Seller Material Adverse Effect.

         (f) Except as disclosed in Section 4.15 of the Seller Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming payable by Seller to any of its directors, officers or any employees of any Seller Entity from any Seller Entity under any Seller Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Seller Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

         (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any Seller Entity and their respective beneficiaries, other than entitlements accrued pursuant to funded retirements plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have to the knowledge of Seller been fully reflected on the Seller Financial Statements to the extent required by and in accordance with GAAP.

         (h) Seller has performed all of its obligations under the Seller Benefit Plans and has made appropriate entries in their financial records and statements for all such obligations that have accrued but that are not yet due. Seller has made all required contributions and payments under each Seller Benefit Plan for all periods through and including the Closing.

         (i) Other than routine claims for benefits, no claim against or legal proceeding involving any Seller Benefit Plan is pending or, to the Knowledge of Seller, threatened.

4.16     PRIVACY OF CUSTOMER INFORMATION.

         (a) Seller is the sole owner of all individually identifiable personal information ("IIPI") relating to customers, former customers and prospective customers that will be transferred to Buyer pursuant to this Agreement. For purposes of this Section 4.16, "IIPI" means any information relating to an identified or identifiable natural Person.

         Seller's collection and use of such IIPI and the use of such IIPI by the Seller as contemplated by this Agreement complies with Seller's privacy policy, the Fair Credit Reporting Act, the Gramm-Leach-Bliley Act and all other applicable state, federal and foreign privacy Law, and any Contract or industry standard relating to privacy.

4.17     LEGAL PROCEEDINGS.

         Except as disclosed in Section 4.17 of the Seller Disclosure Memorandum, there is no Litigation instituted or pending, or, to the Knowledge of Seller, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any Seller Entity, or against any director, officer, employee or employee benefit plan of any Seller Entity, or against any Asset interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Seller Material Adverse Effect, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Seller Entity, that are reasonably likely to have, individually or in the aggregate, a Seller Material Adverse Effect. Section 4.18 of the Seller Disclosure Memorandum contains a list of all Litigation as of the date of this Agreement to which any Seller Entity is named as a defendant or cross-defendant or for which any Seller Entity has any potential liability.

4.18     REPORTS.

         Since December 31, 1998, each Seller Entity has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Seller Material Adverse Effect). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

4.19     STATEMENTS TRUE AND CORRECT.

         (a) No statement, certificate, instrument, or other writing furnished or to be furnished by any Seller Entity or any Affiliate thereof to Buyer pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (b) None of the information supplied or to be supplied by any Seller Entity or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to Seller's shareholders in connection with the Shareholders' Meeting, and any other documents to be filed by a Seller Entity or any Affiliate thereof with any Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of Seller, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting.

         (c) All documents that any Seller Entity or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

4.20     ACCOUNTING, TAX, AND REGULATORY MATTERS.

         No Seller Entity or any Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 8.1(b) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

4.21     STATE TAKEOVER LAWS.

         Each Seller Entity has taken all necessary action to exempt the transactions contemplated by this Agreement from, or if necessary to challenge the validity or applicability of, any applicable "moratorium," "fair price," "business combination," "control share," or other anti-takeover Laws, including Title 48, Chapter 103 of the Tennessee Code Annotated (collectively, "Takeover Laws").

4.22     CHARTER PROVISIONS.

         Each Seller Entity has taken all action so that the entering into of this Agreement and the consummation of the Share Exchange and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Charter, Bylaws or other governing instruments of any Seller Entity or restrict or impair the ability of Buyer or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any Seller Entity that may be directly or indirectly acquired or controlled by them.

4.23     SHAREHOLDER SUPPORT AGREEMENTS.

         Each of the executive officers and directors of Seller and each of the holders of 10% or more of the outstanding shares of Seller Common Stock has executed and delivered to Buyer a Shareholder Support Agreement.

4.24     OPINION OF FINANCIAL ADVISOR.

         Seller has received the opinion of Seller's Financial Advisor, dated the date of this Agreement, to the effect that the consideration to be received in the Share Exchange by the holders of Seller Common Stock is fair, from a financial point of view, to such holders, a signed copy of which has been delivered to Buyer.

4.25     BOARD RECOMMENDATION.

         The Board of Directors of Seller, at a meeting duly called and held, has by unanimous vote of the directors present (who constituted all of the directors then in office) (i) determined that this Agreement and the transactions contemplated hereby, including the Share Exchange and the Shareholder Support Agreements, and the transactions contemplated thereby, taken together, are fair to and in the best interests of the shareholders and (ii) resolved to recommend that the holders of the shares of Seller Common Stock approve and adopt this Agreement.

4.26     USA PATRIOT ACT COMPLIANCE.

         All Seller Entities are in compliance in all material respects with the provisions of the Uniting and Strengthening by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the "USA PATRIOT Act") and all regulations promulgated thereunder including, but not limited to, those provisions of the USA PATRIOT Act that address money-laundering, know-your customer, account maintenance and customer verification.

                                   ARTICLE 5.

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to Seller as follows:

5.1      ORGANIZATION, STANDING, AND POWER.

         Buyer is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Tennessee, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. Buyer is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect.

5.2      AUTHORITY; NO BREACH BY AGREEMENT.

(a) Buyer has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Share Exchange, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Buyer. This Agreement represents a legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

         (b) Neither the execution and delivery of this Agreement by Buyer, nor the consummation by Buyer of the transactions contemplated hereby, nor compliance by Buyer with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of

Buyer's Charter or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Buyer Entity under, any Contract or Permit of any Buyer Entity, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect, or, (iii) subject to receipt of the requisite Consents referred to in
Section 8.1(b), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any Buyer Entity or any of their respective material Assets (including any Buyer Entity or any Seller Entity becoming subject to or liable for the payment of any Tax or any of the Assets owned by any Buyer Entity or any Seller Entity being reassessed or revalued by any Regulatory Authority ).

         (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the IRS or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Buyer of the Share Exchange and the other transactions contemplated in this Agreement.

5.3      CAPITAL STOCK.

         The authorized capital stock of Buyer consists of 20,000,000 shares of Buyer Common Stock, of which 5,002,644 shares are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of Buyer Capital Stock are, and all of the shares of Buyer Common Stock to be issued in exchange for shares of Seller Common Stock upon consummation of the Share Exchange, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the TBCA. None of the outstanding shares of Buyer Capital Stock has been, and none of the shares of Buyer Common Stock to be issued in exchange for shares of Seller Common Stock upon consummation of the Share Exchange will be, issued in violation of any preemptive rights of the current or past shareholders of Buyer. Except as disclosed in Section 5.3 of the Buyer Disclosure Memorandum, there are no shares of capital stock or other equity securities of Buyer outstanding and no outstanding Equity Rights relating to the capital stock of Buyer.

5.4      BUYER SUBSIDIARIES.

         Buyer has disclosed in Section 5.4 of the Buyer Disclosure Memorandum all of the Buyer Subsidiaries as of the date of this Agreement that are corporations and all of the Buyer Subsidiaries that are general or limited partnerships or other non-corporate entities. Each Buyer Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder.

         5.5 SEC FILINGS; FINANCIAL STATEMENTS. Buyer has timely filed and made available to Seller all SEC Documents required to be filed by Buyer since December 31, 1999 (together with all such SEC Documents filed, whether or not required to be filed, the "Buyer SEC Reports"). The Buyer SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing or, in the case of registration statements, at the effective date thereof) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Buyer SEC Reports or necessary in order to make the statements in such Buyer SEC Reports, in light of the circumstances under which they were made, not misleading.

         (b) Each of the Buyer Financial Statements (including, in each case, any related notes) contained in the Buyer SEC Reports, including any Buyer SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of Buyer and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

5.6      ABSENCE OF UNDISCLOSED LIABILITIES.

         No Buyer Entity has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Buyer as of December 31, 2001, included in the Buyer Financial Statements delivered prior to the date of this Agreement or reflected in the notes thereto. No Buyer Entity has incurred or paid any Liability since December 31, 2001, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect or (ii) in connection with the transactions contemplated by this Agreement.

5.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 2001, except as disclosed in the Buyer Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.7 of the Buyer Disclosure Memorandum, (i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect, and (ii) none of the Buyer Entities has taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Buyer provided in Article 6.

5.8      TAX MATTERS.

         (a) Buyer has timely filed with the appropriate Taxing authorities all Tax Returns that it is required to file and such Tax Returns are correct and complete in all material respects. Buyer is not the beneficiary of any extension of time within which to file any Tax Return. All Taxes of the Buyer have been fully and timely paid. There are no Liens for any Taxes (other than a Lien for current real property or ad valorem Taxes not yet due and payable) on any of the Assets of any Buyer.

         (b) Except for an audit flash examination by the Tennessee Department of Revenue for franchise, excise, sales and use tax from which Buyer does not anticipate any material assessments, Buyer has not received any notice of assessment or proposed assessment in connection with any Taxes, and there are no threatened or pending disputes, claims, audits or examinations regarding any Taxes of Buyer. Buyer has not waived any statute of limitations in respect of any Taxes, nor agreed to a Tax assessment or deficiency.

5.9      ALLOWANCE FOR POSSIBLE LOAN LOSSES.

         In the opinion of management of Buyer, the Allowance shown on the consolidated balance sheets of Buyer included in the most recent Buyer Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of Buyer included in the Buyer Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for all known or reasonably anticipated losses inherent in the loan, lease and securities portfolios (including accrued interest receivables) of the Buyer Entities and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the Buyer Entities as of the dates thereof, except where the failure of such Allowance to be so adequate is not reasonably likely to have a Buyer Material Adverse Effect.

5.10     INTELLECTUAL PROPERTY.

         Each Buyer Entity owns or has a license to use all of the Intellectual Property used by such Buyer Entity in the course of its business including sufficient rights in each copy possessed by each Buyer Entity. Each Buyer Entity is the owner of or has a license, with the right to sublicense, to any Intellectual Property sold or licensed to a third party by such Buyer Entity in connection with such Buyer Entity's business operations, and such Buyer Entity has the right to convey by sale or license any Intellectual Property so conveyed. No Buyer Entity is in Default under any of its Intellectual Property licenses. No proceedings have been instituted, or are pending or to the Knowledge of Buyer threatened, which challenge the rights of any Buyer Entity with respect to Intellectual Property used, sold or licensed by such Buyer Entity in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property. To the Knowledge of Buyer, the conduct of the business of the Buyer Entities does not infringe any Intellectual Property of any other person. No officer, director or employee of any Buyer Entity is party to any Contract which restricts or prohibits such officer, director or employee from engaging in activities competitive with any Person, including any Buyer Entity.

5.11     ENVIRONMENTAL MATTERS.

         To the Knowledge of Buyer, each Buyer Entity, it Participation Facilities, and its Operating Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect.

5.12     COMPLIANCE WITH LAWS.

         Buyer is duly registered as a bank holding company under the BHC Act. Each Buyer Entity has in effect all Permits necessary for it to own, lease or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect, and there has occurred no Default under any such Permit, other than Defaults which could not reasonably be anticipated to have, individually or in the aggregate, a Buyer Material Adverse Effect. Except as disclosed in Section 5.12 of the Buyer Disclosure Memorandum, none of the Buyer Entities:

         (a) is in Default under its Charter or Bylaws (or other governing instruments); or

         (b) is in Default under any Laws, Orders or Permits applicable to its business or employees conducting its business, except for Defaults which could not reasonably be anticipated to have, individually or in the aggregate, a Buyer Material Adverse Effect; or

         (c) since January 1, 1998, has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Buyer Entity is not, or may not be, in compliance with any Laws or Orders, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect, or (iii) requiring any Buyer Entity to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its employment decisions, its employment or safety policies or practices, its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

5.13     EMPLOYEE BENEFIT PLANS.

         (a) Buyer has delivered or made available to Seller prior to the execution of this Agreement, copies in each case of all Employee Benefit Plans currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any Buyer Entity or ERISA Affiliate thereof for the benefit of employees, former employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries or under which employees, former employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "Buyer Benefit Plans"). Any of the Buyer Benefit Plans which is an "employee pension benefit plan," as that term is defined in ERISA Section 3(2), is referred to herein as a "Buyer ERISA Plan." Each Buyer ERISA Plan which is also a "defined benefit plan" (as defined in Internal Revenue Code Section 414(j)) is referred to herein as a "Buyer Pension Plan." No Buyer Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

         (b) Each Buyer Benefit Plan is in compliance with the applicable terms of such Buyer Benefit Plan, in compliance with the applicable requirements of the Internal Revenue Code in material compliance with the terms of ERISA, and in compliance with any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect. Each Buyer ERISA Plan which is intended to be qualified under Internal Revenue Code Section 401(a) has received a favorable determination letter from the IRS, and Buyer is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of Buyer, no "party in interest" (as defined in ERISA Section 3(14)) or "disqualified person" (as defined in Internal Revenue Code Section 4975(e)(2)) of any Buyer Benefit Plan has engaged in any nonexempt "prohibited transaction" (described in Internal Revenue Code Section 4975(c) or ERISA
Section 406).

         (c) For any Buyer Pension Plan, the fair market value of such Buyer Pension Plan's assets equals or exceeds the present value of all benefits (whether vested or not) accrued to date by all present or former participants in such Buyer Pension Plan. For this purpose the funding status shall be determined assuming the Buyer Pension Plan will be continued indefinitely and by using the assumption set forth in the most recent actuarial statement for such Buyer Pension Plan. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any Buyer Pension Plan,
(ii) no change in the actuarial assumptions with respect to any Buyer Pension Plan, and (iii) no increase in benefits under any Buyer Pension Plan as a result of Buyer Pension Plan amendments or changes in any applicable regulation which is reasonably likely to have, individually or in the aggregate, a material adverse effect on the funding status of such Buyer Pension Plan. All contributions with respect to an Employee Benefit Plan of Buyer, or of any of its ERISA Affiliates that is subject to Internal Revenue Code Section 412 or ERISA Section 302 have or will be timely made and, with respect to any such Employee Benefit Plan, there is no Lien nor is there expected to be a Lien under Internal Revenue Code Section 412(n) or ERISA Section 302(f) or Tax under Internal Revenue Code Section 4971. No Buyer Pension Plan has a "liquidity shortfall" as defined in Internal Revenue Code Section 412(m)(5). Neither the Buyer nor any of its ERISA Affiliates is subject to or can reasonably be expected to become subject to a Lien under Internal Revenue Code Section 401(a)(29). All premiums required to be paid under ERISA Section 4006 have been timely paid by the Buyer and by each of its ERISA Affiliates.

         (d) No Liability under Title IV of ERISA has been or is expected to be incurred by any of Buyer or its ERISA Affiliates and no event has occurred that could reasonably be anticipated to result in Liability under Title IV of ERISA being incurred by Buyer or any of its ERISA Affiliates with respect to any ongoing, frozen or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a Buyer Material Adverse Effect. There has been no notice of a "reportable event," within the meaning of ERISA Section 4043 for which the 30-day reporting requirement has not been waived by any ongoing, frozen or terminated single employer plan of Buyer or of any ERISA Affiliate.

5.14     LEGAL PROCEEDINGS.

         There is no Litigation instituted or pending, or, to the Knowledge of Buyer, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable possibility of an unfavorable outcome) against any Buyer Entity, or against any director, employee or employee benefit plan of any Buyer Entity, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect, nor are there any Orders outstanding against any Buyer Entity, that is reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect. Section 5.14 of the Buyer Disclosure Memorandum contains a summary of all Litigation as of the date of this Agreement to which any Buyer Entity is a party and which names a Buyer Entity as a defendant or cross-defendant or for which any Buyer Entity has potential Liability.

5.15     REPORTS.

         Since January 1, 1999, each Buyer Entity has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

5.16     STATEMENTS TRUE AND CORRECT.

         (a) No statement, certificate, instrument or other writing furnished or to be furnished by any Buyer Entity or any Affiliate thereof to Seller pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (b) None of the information supplied or to be supplied by any Buyer Entity or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to Seller's shareholders in connection with the Shareholders Meeting, and any other documents to be filed by any Buyer Entity or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of Seller, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting.

         (c) All documents that any Buyer Entity or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

5.17     ACCOUNTING, TAX AND REGULATORY MATTERS.

         No Buyer Entity or any Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 8.1(b) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

                                   ARTICLE 6.

                    CONDUCT OF BUSINESS PENDING CONSUMMATION

6.1      AFFIRMATIVE COVENANTS OF SELLER.

         From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Buyer shall have been obtained, and except as otherwise expressly contemplated herein, Seller shall, and shall cause each of its Subsidiaries to, (A) operate its business only in the usual, regular, and ordinary course, (B) preserve intact its business organization and Assets and maintain its rights and franchises, and
(C) take no action which would (1) materially and adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 8.1(b) or in Section 8.1(c), or (2) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

6.2      NEGATIVE COVENANTS OF SELLER.

         From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Buyer shall have been obtained, and except as otherwise expressly contemplated herein, Seller covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following:

         (a) amend the Charter, Bylaws or other governing instruments of any Seller Entity, or

         (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a Seller Entity to another Seller Entity) except in the ordinary course of the business of Seller Subsidiaries consistent with past practices (which shall include, for Seller Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any Asset of any Seller Entity of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the Seller Disclosure Memorandum); or

         (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Seller Entity, or declare or pay any dividend or make any other distribution in respect of Seller's capital stock; or

         (d) except for this Agreement, or as disclosed in Section 6.2(d) of the Seller Disclosure Memorandum, authorize, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Seller Common Stock or any other capital stock of any Seller Entity, or any stock appreciation rights, or any option, warrant, or other Equity Right; or

         (e) adjust, split, combine or reclassify any capital stock of any Seller Entity or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Seller Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber any Asset having a book value in excess of $25,000 other than in the ordinary course of business for reasonable and adequate consideration; or

         (f) except for purchases of U.S. Treasury securities or U.S. Government agency securities, which in either case have maturities of three years or less, purchase any securities or make any material investment, either by purchase of stock of securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person, or otherwise acquire direct or indirect control over any Person, other than in connection with foreclosures in the ordinary course of business; or

         (g) grant any increase in compensation or benefits to the employees or officers of Seller, except in accordance with past practice disclosed in Section 6.2(g) of the Seller Disclosure Memorandum or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in Section 6.2(g) of the Seller Disclosure Memorandum; and enter into or amend any severance agreements with officers of any Seller Entity; grant any material increase in fees or other increases in compensation or other benefits to directors of any Seller Entity except in accordance with past practice disclosed in Section 6.2(g) of the Seller Disclosure Memorandum; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits or other Equity Rights; or

         (h) enter into or amend any employment Contract between any Seller Entity and any Person (unless such amendment is required by Law) that the Seller Entity does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

         (i) adopt any new employee benefit plan of any Seller Entity or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans of any Seller Entity other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit plans, except as required by Law, the terms of such plans or consistent with past practice; or

         (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

         (k) commence any Litigation other than in accordance with past practice, settle any Litigation involving any Liability of any Seller Entity for material money damages or restrictions upon the operations of any Seller Entity; or

         (l) except in the ordinary course of business, enter into, modify, amend or terminate any material Contract (including any loan Contract with an unpaid balance exceeding $100,000) or waive, release, compromise or assign any material rights or claims.

6.3      COVENANTS OF BUYER.

         From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Seller shall have been obtained, and except as otherwise expressly contemplated herein, Buyer covenants and agrees that it shall take no action which would (i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 8.1(b) or in Section 8.1(c), or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement; provided, that the foregoing shall not prevent any Buyer Entity from acquiring any Assets or other businesses or from discontinuing or disposing of any of its Assets or business if such action is, in the reasonable judgment of Buyer, desirable in the conduct of the business of Buyer and its Subsidiaries, provided that such actions shall not materially delay the Effective Time or materially hinder consummation of the Share Exchange.

6.4      ADVERSE CHANGES IN CONDITION.

         Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Seller Material Adverse Effect or a Buyer Material Adverse Effect, as applicable, or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

6.5      REPORTS.

         Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.

                                   ARTICLE 7.

                              ADDITIONAL AGREEMENTS

7.1      PRIVATE PLACEMENT MEMORANDUM; SHAREHOLDER APPROVAL.

         (a) At a date determined by Buyer in its sole discretion, Buyer shall prepare a private placement memorandum (the "Placement Memorandum") to offer and issue shares of Buyer Common Stock and to take such other actions as it deems appropriate to fund the acquisition cost of the Share Exchange.

         (b) Seller shall duly call, give notice of, convene and hold a Shareholders' Meeting, to be held as soon as reasonably practicable after execution of this Agreement, on a date reasonably acceptable to Buyer, for the purpose of voting upon approval and adoption of this Agreement ("Seller Shareholder Approval") and such other related matters as it deems appropriate and shall, through its Board of Directors, recommend to its shareholders the approval and adoption of this Agreement and use its reasonable efforts to obtain the Seller Shareholder Approval.

         (c) Neither the Board of Directors of Seller nor any committee thereof shall (i) withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to Buyer, the approval or recommendation of such Board of Directors or such committee of the Share Exchange or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal, or (iii) cause Seller to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") related to any Acquisition Proposal.

7.2      OTHER OFFERS, ETC.

         (a) No Seller Entity shall, nor shall it authorize or permit any of its Affiliates or Representatives to, directly or indirectly (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any Person or "Group" (as such term is defined in Section 13(d) under the Exchange Act) any nonpublic information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal, (iii) approve, endorse or recommend any Acquisition Proposal, or (iv) enter into any Acquisition Agreement contemplating or otherwise relating to any Acquisition Transaction.

         (b) In addition to the obligations of Seller set forth in Section 7.2(a), as promptly as practicable, and in any event within one business day after any of the executive officers of Seller become aware thereof, Seller shall advise Buyer of any request received by Seller for nonpublic information which Seller reasonably believes could lead to an Acquisition Proposal or of any Acquisition Proposal, the material terms and conditions of such request or Acquisition Proposal, and the identity of the Person or Group making any such request or Acquisition Proposal. Seller shall keep Buyer informed promptly of material amendments or modifications to any such request or Acquisition Proposal.

         (c) Seller and its Subsidiaries shall immediately cease any and all existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal and will use their respective reasonable best efforts to enforce any confidentiality or similar agreement relating to any Acquisition Proposal. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 7.2, by any Affiliate or Representative of any Seller Entity shall be deemed to be a breach of this Section 7.2 by Seller.

7.3      CONSENTS OF REGULATORY AUTHORITIES.

         Buyer shall promptly prepare and file all draft and final applications with the relevant Regulatory Authorities. The Parties hereto shall also cooperate with each other and use their reasonable efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings and to obtain as promptly as practicable all Consents of all Regulatory Authorities and other Persons which are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Share Exchange). The Parties agree that they will consult with each other with respect to the obtaining of all Consents of all Regulatory Authorities and other Persons necessary or advisable to consummate the transactions contemplated by this Agreement and each Party will keep the other apprised of the status of matters relating to contemplation of the transactions contemplated herein. Each Party also shall promptly advise the other upon receiving any communication from any Regulatory Authority whose Consent is required for consummation of the transactions contemplated by this Agreement which causes such Party to believe that there is a reasonable likelihood that any requisite Consent will not be obtained or that the receipt of any such Consent will be materially delayed.

7.4      FILINGS WITH STATE OFFICES.

         Upon the terms and subject to the conditions of this Agreement, the Parties shall execute and file the Plan of Share Exchange with the Secretary of State of the State of Tennessee in connection with the Closing.

7.5      AGREEMENT AS TO EFFORTS TO CONSUMMATE.

         Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Affiliates to use, their reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 8; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

7.6      INVESTIGATION AND CONFIDENTIALITY.

         (a) Prior to the Effective Time, Seller shall keep Buyer advised of all material developments relevant to its business and to consummation of the Share Exchange and shall permit Buyer to make or cause to be made such investigation of the business and properties of Seller and its Subsidiaries and of their respective financial and legal conditions as the Buyer reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the ability of such Party to rely on the representations and warranties of the other Party.

         (b) In addition to the Parties' respective obligations under the Confidentiality Agreement, which is hereby reaffirmed and adopted, and incorporated by reference herein each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

         (c) Seller shall use its reasonable efforts to exercise, and shall not waive any of, its rights under confidentiality agreements entered into with Persons which were considering an Acquisition Proposal with respect to Seller to preserve the confidentiality of the information relating to the Seller Entities provided to such Persons and their Affiliates and Representatives.

         (d) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a Seller Material Adverse Effect or a Buyer Material Adverse Effect, as applicable.

7.7      PRESS RELEASES.

         Prior to the Effective Time, Seller and Buyer shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 7.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

7.8      STATE TAKEOVER LAWS.

         Each Seller Entity shall take all necessary steps to exempt the transactions contemplated by this Agreement from, or if necessary to challenge the validity or applicability of, any applicable Takeover Law.

7.9      CHARTER PROVISIONS.

         Each Seller Entity shall take all necessary action to ensure that the entering into of this Agreement and the consummation of the Share Exchange and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the Charter, Bylaws or other governing instruments of any Seller Entity or restrict or impair the ability of Buyer or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any Seller Entity that may be directly or indirectly acquired or controlled by them.

7.10     EMPLOYEE BENEFITS AND CONTRACTS.

         Following the Effective Time, Buyer shall provide generally to officers and employees of the Seller Entities employee benefits under employee benefit and welfare plans (other than stock option or other plans involving the potential issuance of Buyer Common Stock), on terms and conditions which when taken as a whole are substantially similar to those currently provided by the Buyer Entities to their similarly situated officers and employees. For purposes of participation, vesting and (except in the case of Buyer retirement plans) benefit accrual under Buyer's employee benefit plans, the service of the employees of the Seller Entities prior to the Effective Time shall be treated as service with a Buyer Entity participating in such employee benefit plans. Buyer also shall cause the Seller and its Subsidiaries to honor, in accordance with their terms all employment, severance, consulting and other compensation Contracts disclosed in Section 7.10 of the Seller Disclosure Memorandum to Buyer between any Seller Entity and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the Seller Benefit Plans. Notwithstanding the foregoing, Seller agrees to cooperate with Buyer in the transition of its employee benefit plans following the Effective Time including, but not limited to, the termination of its 401K Plan Administrator so as to allow Buyer's 401K Plan Administrator to manage all funds of all of Buyer's employees including the funds of the Seller's employees after the Effective Time.

7.11     INDEMNIFICATION.

         (a) For a period of six years after the Effective Time, Buyer shall, and shall cause the Seller to, indemnify, defend and hold harmless the present and former directors, officers, employees and agents of the Seller Entities (each, an "Indemnified Party") against all Liabilities arising out of actions or omissions arising out of the Indemnified Party's service or services as directors, officers, employees or agents of Seller or, at Seller's request, of another corporation, partnership, joint venture, trust or other enterprise occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the fullest extent permitted under Tennessee Law and by Seller's Charter and Bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation and whether or not any Buyer Entity is insured against any such matter. Without limiting the foregoing, in any case in which approval by the Seller is required to effectuate any indemnification, the Seller shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between Buyer and the Indemnified Party.

         (b) Buyer shall, or shall cause the Seller to, use its reasonable efforts (and Seller shall cooperate prior to the Effective Time in these efforts) to maintain in effect for a period of three years after the Effective Time Seller's existing directors' and officers' liability insurance policy (provided that Buyer or the Seller may substitute therefor (i) policies of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous or (ii) with the consent of Seller given prior to the Effective Time, any other policy) with respect to claims arising from facts or events which occurred prior to the Effective Time and covering persons who are currently covered by such insurance; provided, that neither Buyer nor the Seller shall be obligated to make aggregate annual premium payments for such three-year period in respect of such policy (or coverage replacing such policy) which exceed, for the portion related to Seller's directors and officers, 150% of the annual premium payments on Seller's current policy in effect as of the date of this Agreement (the "Maximum Amount"). If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Buyer or the Seller shall use its reasonable efforts to maintain the most advantageous policies of directors' and officers' liability insurance obtainable for a premium equal to the Maximum Amount.

         (c) Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 7.11, upon learning of any such Liability or Litigation, shall promptly notify Buyer and the Seller thereof. In the event of any such Litigation (whether arising before or after the Effective Time), (i) Buyer or the Seller shall have the right to assume the defense thereof and neither Buyer nor the Seller shall be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Buyer or the Seller elects not to assume such defense or counsel for the Indemnified Parties advises that there are substantive issues which raise conflicts of interest between Buyer or the Seller and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Buyer or the Seller shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, that Buyer and the Seller shall be obligated pursuant to this paragraph (c) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction; (ii) the Indemnified Parties will cooperate in the defense of any such Litigation; and (iii) neither Buyer nor the Seller shall be liable for any settlement effected without its prior written consent; and provided further that neither Buyer nor the Seller shall have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

         (d) If Buyer or the Seller or any successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or shall transfer all or substantially all of its assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of Buyer or the Seller shall assume the obligations set forth in this Section 7.11.

         (e) The provisions of this Section 7.11 are intended to be for the benefit of and shall be enforceable by, each Indemnified Party and their respective heirs and representatives.

7.12     BOARD MEETINGS.

          Seller agrees to give not less than two days' prior notice of all meetings of Seller's Board of Directors and Buyer and Seller agree that Buyer shall be entitled to have representatives attend all such Board Meetings; provided that Seller shall have the right to exclude either or both of such representatives during discussions relating to a confidential matter, the Share Exchange, or as to a matter which would result in a conflict of interest for the Board of Seller.

7.13     ACCOUNTING POLICIES.

         Buyer and Seller shall consult with respect to the character, amount and timing of restructuring and merger-related expense charges to be taken by Buyer or Seller in connection with the transactions contemplated by this Agreement and shall take such charges in accordance with GAAP, prior to the Effective Time, as may be mutually agreed upon by the Parties.

7.14     DELIVERY OF SELLER DISCLOSURE MEMORANDUM.

         On or before the fifth business day after the date of this Agreement, Seller shall deliver to Buyer a complete Seller Disclosure Memorandum.

7.15     AUDITS.

         Seller shall permit Buyer's independent auditors to examine, at Buyer's expense, Seller's books and records and perform an audit on Seller to facilitate Buyer making all SEC filings that Buyer determines are necessary and desirable.

                                   ARTICLE 8.

                CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

8.1      CONDITIONS TO OBLIGATIONS OF EACH PARTY.

         The respective obligations of each Party to perform this Agreement and consummate the Share Exchange and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 10.6:

         (a) Shareholder Approval. The shareholders of Seller shall have adopted and approved this Agreement, and the consummation of the transactions contemplated hereby, including the Share Exchange, as and to the extent required by Law, by the provisions of any governing instruments.

         (b) Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Share Exchange shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of Buyer would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

         (c) Consents and Approvals. Each Party shall have obtained any and all Consents required for consummation of the Share Exchange (other than those referred to in Section 8.1(b)) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Seller Material Adverse Effect or a Buyer Material Adverse Effect, as applicable. Seller shall have obtained the Consents listed in Section 8.1(c) of the Seller Disclosure Memorandum.

         (d) Legal Proceedings. No court or governmental or Regulatory Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

8.2      CONDITIONS TO OBLIGATIONS OF BUYER.

         The obligations of Buyer to perform this Agreement and consummate the Share Exchange and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Buyer pursuant to
Section 10.6(a):

         (a) Representations and Warranties. For purposes of this Section 8.2(a), the accuracy of the representations and warranties of Seller set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties set forth in Section 4.3 shall be true and correct (except for inaccuracies which are de minimis in amount). The representations and warranties set forth in Sections 4.3, 4.20, 4.21 and 4.22 shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of Seller set forth in this Agreement (including the representations and warranties set forth in Sections 4.3, 4.20, 4.21 and 4.22) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Seller Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of any Person shall be deemed not to include such qualifications.

         (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of Seller to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

         (c) Certificates. Seller shall have delivered to Buyer (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 8.1 as relates to Seller and in Sections 8.2(a) and 8.2(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by Seller's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Buyer and its counsel shall request.

         (d) Opinion of Seller Counsel. Buyer shall have received an opinion of Seller Counsel, counsel to Seller, dated as of the Closing, in form reasonably satisfactory to Buyer, as to the matters set forth in Exhibit 3.

         (e) Seller's Disclosure Memorandum. The Seller's Disclosure Memorandum shall be satisfactory to Buyer and the audit of Seller provided by
Section 7.15 shall be satisfactory to Buyer.

         (f) Maximum Number of Dissenters. The number of shares of Seller Common Stock who dissent from the Share Exchange may not exceed 5% of the Seller's outstanding shares.

         (g) Loan Loss Reserves. Seller shall not, between the date of this Agreement and the Effective Time, lower its allowance for loan loss reserves.

8.3      CONDITIONS TO OBLIGATIONS OF SELLER.

         The obligations of Seller to perform this Agreement and consummate the Share Exchange and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Seller pursuant to
Section 10.6(b):

         (a) Representations and Warranties. For purposes of this Section 8.3(a), the accuracy of the representations and warranties of Buyer set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Buyer set forth in Section 5.3 shall be true and correct (except for inaccuracies which are de minimis in amount). The representations and warranties of Buyer set forth in Section 5.17 shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of Buyer set forth in this Agreement (including the representations and warranties set forth in Section 5.3 and Section 5.17) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Buyer Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of any Person shall be deemed not to include such qualifications.

         (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of Buyer to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

         (c) Certificates. Buyer shall have delivered to the Seller (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 8.1 as relates to Buyer and in Sections 8.3(a) and 8.3(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by Buyer's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Seller and its counsel shall request.

         (d) Opinion of Buyer Counsel. Seller shall have received an opinion of Buyer Counsel, counsel to Buyer, dated as of the Effective Time, in form reasonably acceptable to Seller, as to the matters set forth in Exhibit 4.

                                   ARTICLE 9.

                                   TERMINATION

9.1      TERMINATION.

         Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of Seller and shareholders of Sub or both, this Agreement may be terminated and the Share Exchange abandoned at any time prior to the Effective Time:

         (a)      By mutual written agreement of Buyer and Seller; or

         (b) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event (i) any Consent of any Regulatory Authority required for consummation of the Share Exchange and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, (ii) any Law or Order permanently restraining, enjoining or otherwise prohibiting the consummation of the Share Exchange shall have become final and nonappealable, or (iii) the shareholders of Seller fail to vote their approval of the matters relating to this Agreement and the transactions contemplated hereby at the Shareholders' Meetings where such matters were presented to such shareholders for approval and voted upon; or

         (c) By either Party in the event that the Share Exchange shall not have been consummated by July 31, 2002, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this
Section 9.1(c); or

         (d) By Buyer in the event that (i) the Board of Directors of Seller, shall have failed to reaffirm its approval upon Buyer's request for such reaffirmation of the Share Exchange and the transactions contemplated by this Agreement (to the exclusion of any other Acquisition Proposal), or shall have resolved not to reaffirm the Share Exchange, or (ii) the Board of Directors of Seller shall have failed to include in the Proxy Statement its recommendation, without modification or qualification, that Seller shareholders give the Seller Shareholder Approval or shall have withdrawn, qualified or modified, or proposed publicly to withdraw, qualify or modify, in a manner adverse to Buyer, the recommendation of such Board of Directors to Seller shareholders that they give the Seller Shareholder Approval, or (iii) the Board of Directors of Seller shall have affirmed, recommended or authorized entering into any Acquisition Transaction other than the Share Exchange or, within ten business days after commencement of any tender or exchange offer for any shares of Seller Common Stock, the Board of Directors of Seller shall have failed to recommend against acceptance of such tender or exchange offer by its shareholders or takes no position with respect to the acceptance of such tender or exchange offer by its shareholders, or (iv) the Board of Directors of Seller negotiates or authorizes the conduct of negotiations (and five business days have elapsed without such negotiations being discontinued) with a third party (it being understood and agreed that "negotiate" shall not be deemed to include the provision of information to, or the request and receipt of information from, any Person that submits an Acquisition Proposal or discussions regarding such information for the sole purpose of ascertaining the terms of such Acquisition Proposal and determining whether the board of directors will in fact engage in, or authorize, negotiations) regarding an Acquisition Proposal other than the Share Exchange; or

         (e) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Share Exchange cannot be satisfied or fulfilled by the date specified in Section 9.1(c).

9.2      EFFECT OF TERMINATION.

         In the event of the termination and abandonment of this Agreement pursuant to Section 9.1, this Agreement shall become void and have no effect, except that (i) the provisions of this Section 9.2, 7.6(b), and Article 10, shall survive any such termination and abandonment, and (ii) no such termination shall relieve the breaching Party from Liability resulting from any breach by that Party of this Agreement.

9.3      NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS.

         The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except this
Section 9.3 and Article 1, Article 2, Article 3 and Article 10.

                                  ARTICLE 10.

                                  MISCELLANEOUS

10.1     DEFINITIONS.

         (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

                  "ACQUISITION PROPOSAL" means any proposal (whether communicated to Seller or publicly announced to Seller's shareholders) by any Person (other than Buyer or any of its Affiliates) for an Acquisition Transaction involving Seller or any of its present or future consolidated Subsidiaries, or any combination of such Subsidiaries, the assets of which constitute ten percent (10%) or more of the consolidated assets of Seller as reflected on Seller's consolidated statement of condition prepared in accordance with GAAP.

                  "ACQUISITION TRANSACTION" means any transaction or series of related transactions (other than the transactions contemplated by this Agreement) involving: (i) any acquisition or purchase from Seller by any Person or "Group" (other than Buyer or any of its Affiliates) of 5% or more in interest of the total outstanding voting securities of Seller or any of its Subsidiaries, or any tender offer or exchange offer that if consummated would result in any Person or "Group" (other than Buyer or any of its Affiliates) beneficially owning 5% or more in interest of the total outstanding voting securities of Seller or any of its Subsidiaries, or any merger, consolidation, business combination or similar transaction involving Seller pursuant to which the shareholders of Seller immediately preceding such transaction hold less than 95% of the equity interests in the surviving or resulting entity (which includes the parent corporation of any constituent corporation to any such transaction) of such transaction; (ii) any sale or lease (other than in the ordinary course of business), or exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of 5% or more of the assets of Seller; or (iii) any liquidation or dissolution of Seller.

                  "AFFILIATE" of a Person means: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

                  "ASSETS" of a Person means all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

                  "BHC ACT" means the federal Bank Holding Company Act of 1956, as amended.

                  "BUYER CAPITAL STOCK" means, collectively, the Buyer Common Stock, the Buyer Preferred Stock and any other class or series of capital stock of Buyer.

                  "BUYER COMMON STOCK" means the $.01 par value common stock of Buyer.

                  "BUYER DISCLOSURE MEMORANDUM" means the written information entitled "Buyer Disclosure Memorandum" delivered prior to the date of this Agreement to Seller describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

                  "BUYER ENTITIES" means, collectively, Buyer and all Buyer Subsidiaries.

                  "BUYER FINANCIAL STATEMENTS" means (i) the consolidated balance sheets (including related notes and schedules, if any) of Buyer as of June 30, 2001 and September 30, 2001, and as of December 31, 2001, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for each of the three fiscal years ended December 31, 2001, 2000 and 1999, and (ii) the consolidated balance sheets of Buyer (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) with respect to periods ended subsequent to December 31, 2001.

                  "BUYER MATERIAL ADVERSE EFFECT" means an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of Buyer and its Subsidiaries, taken as a whole, or (ii) the ability of Buyer to perform its obligations under this Agreement or to consummate the Share Exchange or the other transactions contemplated by this Agreement, provided that "Buyer Material Adverse Effect" shall not be deemed to include the impact of (A) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (B) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to banks, (C) actions and omissions of Buyer (or any of its Subsidiaries) taken with the prior informed written Consent of Seller in contemplation of the transactions contemplated hereby, (D) the direct effects of compliance with this Agreement on the operating performance of Buyer, including expenses incurred by Buyer in consummating the transactions contemplated by this Agreement, (E) effects demonstrably shown to have been proximately caused by the public announcement of, and the response or reaction of customers, vendors, licensors, investors or employees of Buyer to, this Agreement or any of the transactions contemplated by this Agreement, (F) failure of Buyer to meet the revenue or earnings predictions of equity analysts (as reflected in the First Call consensus estimate), or any other published revenue or earnings predictions or expectations, for any period ending on or after the date of this Agreement, or (G) changes in the market price or trading volume of Buyer Common Stock.

                   "BUYER SUBSIDIARIES" means the Subsidiaries of Buyer, which shall include the Buyer Subsidiaries described in Section 5.4 and any corporation, bank, savings association, limited liability company, limited partnership, limited liability partnership or other organization acquired as a Subsidiary of Buyer in the future and held as a Subsidiary by Buyer at the Effective Time.

                  "CLOSING DATE" means the date on which the Closing occurs.

                  "CONFIDENTIALITY AGREEMENT" means that certain Confidentiality Agreement, dated January 10, 2002, between Seller and Buyer.

                  "CONSENT" means any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

                  "CONTRACT" means any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, license, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

                  "DEFAULT" means (i) any breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit, where, in any such event, such Default is reasonably likely to have, individually or in the aggregate, a Seller Material Adverse Effect or a Buyer Material Adverse Effect, as applicable.

                  "EMPLOYEE BENEFIT PLAN" means each pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, share purchase, severance pay, vacation, bonus, retention, change in control or other incentive plan, medical, vision, dental or other health plan, any life insurance plan, flexible spending account, cafeteria plan, vacation, holiday, disability or any other employee benefit plan or fringe benefit plan, including any "employee benefit plan," as that term is defined in Section 3(3) of ERISA and any other plan, fund, policy, program, practice, custom understanding or arrangement providing compensation or other benefits, whether or not such Employee Benefit Plan is or is intended to be (i) covered or qualified under the Code, ERISA or any other applicable Law, (ii) written or oral, (iii) funded or unfunded, (iv) actual or contingent or
         (v) arrived at through collective bargaining or otherwise.

                  "ENVIRONMENTAL LAWS" means all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

                  "EQUITY RIGHTS" means all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Equity Rights.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA AFFILIATE" means any entity which together with the Seller would be treated as a single employer under Code Section 414.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "EXHIBITS" 1 through 4, inclusive, means the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

                  "GAAP" means generally accepted accounting principles, consistently applied during the periods involved.

                  "HAZARDOUS MaTERIAL" means (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental
         Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil, asbestos-containing materials and any polychlorinated biphenyls.

                  "INTELLECTUAL PROPERTY" means copyrights, patents, trademarks, service marks, service names, trade names, domain names, together with all goodwill associated therewith, registrations and applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other intellectual property rights.

                  "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                  "KNOWLEDGE" as used with respect to a Person (including references to such Person being aware of a particular matter) means the personal knowledge after due inquiry of those facts that are known or should reasonably have been known after due inquiry by the chairman, president, chief financial officer, chief accounting officer, chief operating officer, general counsel, any assistant or deputy general counsel, or any senior, executive or other vice president of such Person and the knowledge of any such Persons obtained or which would have been obtained from a reasonable investigation.

                  "LAW" means any code, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

                  "LIABILITY" means any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

                  "LIEN" means any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, and (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business, and (iii) Liens which do not materially impair the use of or title to the Assets subject to such Lien.

                  "LITIGATION" means any action, arbitration, cause of action, lawsuit, claim, complaint, criminal prosecution, governmental or other examination or investigation, audit (other than regular audits of financial statements by outside auditors), compliance review, inspection, hearing, administrative or other proceeding relating to or affecting a Party, its business, its records, its policies, its practices, its compliance with Law, its actions, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

                  "LOSSES" means any and all demands, claims, actions or causes of action, assessments, losses, diminution in value, damages (including special and consequential damages), liabilities, costs, and expenses, including interest, penalties, cost of investigation and defense, and reasonable attorneys' and other professional fees and expenses.

                  "MATERIAL" or "MATERIAL" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

                  "OPERATING PROPERTY" means any property owned, leased, or operated by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest or other interest (including an interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

                  "ORDER" means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

                  "PARTICIPATION FACILITY" means any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

                  "PARTY" means either Seller , Sub, or Buyer, and "PARTIES" means Seller, Sub, and Buyer.

                  "PERMIT" means any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

                  "PERSON" means a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, limited liability partnership, trust, business association, group acting in concert, or any person acting in a representative capacity.

                  "PROXY STATEMENT" means the proxy statement used by Seller to solicit the approval of its shareholders of the transactions contemplated by this Agreement.

                  "REGULATORY AUTHORITIES" means, collectively, the SEC, the Board of the Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Tennessee Department of Financial Institutions and all other federal, state, county, local or other governmental or regulatory agencies, authorities (including taxing and self-regulatory authorities), instrumentalities, commissions, boards or bodies having jurisdiction over the Parties and their respective Subsidiaries.

                  "REPRESENTATIVE" means any investment banker, financial advisor, attorney, accountant, consultant, or other representative or agent engaged by a Person.

                  "SEC" means the United States Securities and Exchange Commission.

                  "SEC DOCUMENTS" means all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SECURITIES LAWS" means the Securities Act, the Exchange Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

                  "SELLER" means Seller as the surviving corporation resulting from the Share Exchange.

                  "SELLER COMMON STOCK" means the $10.00 par value common stock of Seller.

                  "SELLER DISCLOSURE MEMORANDUM" means the written information entitled "Seller Disclosure Memorandum" delivered prior to the date of this Agreement to Buyer describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

                  "SELLER ENTITIES" means, collectively, Seller and all Seller Subsidiaries.

                  "SELLER FINANCIAL STATEMENTS" means (i) the balance sheets (including related notes and schedules, if any) of Seller as of March 31 and September 30, 2001, and as of December 31, 2001, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the for each of the three fiscal years ended December 31, 2001, 2000 and 1999, including all Seller Call Reports and Directors' Examinations, and (ii) the balance sheets of Seller (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) including all Call Reports and Directors Exams as of and for each period ended on such date in such period all of which will be provided to Buyer . All Seller Financial Statements may be unaudited but shall otherwise be prepared in accordance with GAAP.

                  "SELLER MATERIAL ADVERSE EFFECT" means an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, cash flows, or results of operations of Seller and its Subsidiaries, taken as a whole, or (ii) the ability of Seller to perform its obligations under this Agreement or to consummate the Share Exchange or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (A) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (B) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to banks and their holding companies, (C) actions and omissions of Seller (or any of its Subsidiaries) taken with the prior informed written Consent of Buyer in contemplation of the transactions contemplated hereby, or (D) the direct effects of compliance with this Agreement on the operating performance of Seller, including reasonable expenses incurred by Seller in consummating the transactions contemplated by this Agreement.

                  "SELLER SUBSIDIARIES" means the Subsidiaries of Seller, if any, which shall include the Seller Subsidiaries described in Section
         4.4 and any corporation, bank, savings association, limited liability company, limited partnership, limited liability partnership or other organization acquired as a Subsidiary of Seller in the future and held as a Subsidiary by Seller at the Effective Time.

                  "SHAREHOLDERS' MEETING" means the meeting of the shareholders of Seller to be held pursuant to Section 7.1, including any adjournment or adjournments thereof.

                   "SUBSIDIARIES" means all those corporations, associations, or other business entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

                   "TAX" or "TAXES" means any federal, state, county, local, or foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, recording license, payroll, franchise, severance, documentary, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, county, local or foreign government or subdivision or agency thereof, including any interest, penalties, and additions imposed thereon or with respect thereto.

                  "TAX RETURN" means any report, return, information return, or other information required to be supplied to a Regulatory Authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

         (b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

TERM                                                  PAGE
Acquisition Agreement...............................   31
Agreement...........................................    5
Allowance...........................................   13
Buyer...............................................    5
Buyer Benefit Plans.................................   26
Buyer ERISA Plan....................................   26
Buyer Pension Plan..................................   26
Buyer SEC Reports...................................   23
Cash Payment........................................    7
Closing.............................................    6
Effective Time......................................    6
Indemnified Party...................................   35
Individually Identifiable Personal Information......   18
Maximum Amount......................................   35
Plan of Exchange....................................    6
Seller..............................................    5
Seller Shareholder Approval.........................   31
Shareholder Support Agreements......................    5
Takeover Laws.......................................   20
TBCA................................................    5

         (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

10.2     EXPENSES.

(a) Except as otherwise provided in this Section 10.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel.

         (b) Nothing contained in this Section 10.2 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by Seller of the terms of this Agreement or otherwise limit the rights of Buyer.

10.3     BROKERS AND FINDERS.

         Except for Seller Financial Advisor as to Seller and except for Buyer Financial Advisor as to Buyer, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon such broker's representing or being retained by or allegedly representing or being retained by Seller or by Buyer, each of Seller and Buyer, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim. Seller has provided a copy of the engagement letter with IBS. Any fees and expenses payable by the Seller to IBS shall be reasonable and properly allowable to Seller and not include any fees or expenses payable in respect of any other future services for Affiliates of Seller.

10.4     ENTIRE AGREEMENT.

         Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral (except, as to Section 7.6(b), for the Confidentiality Agreements). Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Sections 7.10 and 7.11.

10.5     AMENDMENTS.

         To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of each of the Parties, whether before or after shareholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of Seller Common Stock, there shall be made no amendment that reduces or modified in any material respect the consideration to be received by holders of Seller Common Stock without the further approval of such shareholders.

10.6     WAIVERS.

         (a) Prior to or at the Effective Time, Buyer, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Seller, to waive or extend the time for the compliance or fulfillment by Seller of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Buyer under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Buyer.

         (b) Prior to or at the Effective Time, Seller, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Buyer or Sub, to waive or extend the time for the compliance or fulfillment by Buyer or Sub of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Seller under this Agreement, except any condition which, if not satisfied, would result in the violation of any

Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Seller.

         (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

10.7     ASSIGNMENT.

         Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

10.8     NOTICES.

         All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

                  Seller:                 First State Bank
                                          2905 Maynardville Highway
                                          Maynardville, Tennessee 37807-9507
                                          Facsimile Number: 9865) 992-2265

                  Additional Copy to:     Ms. Maxine McManus
                                          7108 Hickory Hills Drive
                                          Knoxville, Tennessee 37919

                  Copy to Counsel:        Miller & Martin LLP
                                          1200 One Nashville Place
                                          150 4th Avenue North
                                          Nashville, Tennessee 37219
                                          Facsimile Number: (615) 256-8197

                                          Attention:  Kathryn Reed Edge

                  Buyer:                  First Security Group, Inc.
                                          817 Broad Street
                                          Chattanooga, Tennessee 37402
                                          Facsimile Number: (423) 308-2081

                                          Attention:  Rodger B. Holley

                  Copy to Counsel:        Alston & Bird LLP
                                          One Atlantic Center
                                          1200 W. Peachtree Street
                                          Atlanta, Georgia
                                          Facsimile Number: (404) 881-4777

                                          Attention: Ralph F. MacDonald, III

10.9     GOVERNING LAW.

         Regardless of any conflict of law or choice of law principles that might otherwise apply, the Parties agree that this Agreement shall be governed by and construed in all respects in accordance with the laws of the State of Tennessee. The Parties all expressly agree and acknowledge that the State of Tennessee has a reasonable relationship to the Parties and/or this Agreement. As to any dispute, claim, or litigation arising out of or relating in any way to this Agreement or the transaction at issue in this Agreement, the Parties hereto hereby agree and consent to be subject to the exclusive jurisdiction of the United States District Court for the Eastern District of Tennessee. If jurisdiction is not present in federal court, then the Parties hereby agree and consent to the exclusive jurisdiction of the state courts of Knox County, Tennessee. Each Party hereto hereby irrevocably waives, to the fullest extent permitted by Law, (a) any objection that it may now or hereafter have to laying venue of any suit, action or proceeding brought in such court, (b) any claim that any suit, action or proceeding brought in such court has been brought in an inconvenient forum, and (c) any defense that it may now or hereafter have based on lack of personal jurisdiction in such forum.

10.10    COUNTERPARTS.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

10.11    CAPTIONS; ARTICLES AND SECTIONS.

         The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

10.12    INTERPRETATIONS.

         Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all Parties hereto.

10.13    ENFORCEMENT OF AGREEMENT.

         The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

10.14    SEVERABILITY.

         Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

                             BUYER



                             By:
                                   --------------------------------------------
                             Its:  President
                             Name:
                                   --------------------------------------------


                             SELLER



                             By:
                                   --------------------------------------------
                             Its:  President
                             Name:
                                   --------------------------------------------

                                                                       EXHIBIT 1


                            FORM OF PLAN OF EXCHANGE

                                                                       EXHIBIT 2


                     FORM OF SHAREHOLDER SUPPORT AGREEMENTS

                                                                       EXHIBIT 3


                        FORM OF OPINION OF SELLER COUNSEL

                                                                       EXHIBIT 4

                        FORM OF OPINION OF BUYER COUNSEL


                                       58